Exhibit (a)(xiii) under Form N-1A
                                       Exhibit 3(i) under Item 601/Reg. S-K


                           MARSHALL FUNDS, INC.

                                Amendment No. 12

                                       to

                            ARTICLES OF INCORPORATION

                               Dated July 30, 1992

      THESE Articles of Incorporation are amended as follows:

      Delete Section (a) of Article IV and substitute in its place the following:

      " (a) The Corporation is authorized to issue an indefinite number of shares of common stock, par value $.0001 per share. Subject to the following paragraph, the authorized shares are classified as follows:

                                                   Authorized Number of

             CLASS                        SERIES           SHARES
             -----                        ------           ------
Marshall Equity Income Fund              Series A        Indefinite
Marshall Equity Income Fund              Series Y        Indefinite
Marshall Government Income Fund          Series A        Indefinite
Marshall Government Income Fund          Series Y        Indefinite
Marshall Intermediate Bond Fund          Series A        Indefinite
Marshall Intermediate Bond Fund          Series Y        Indefinite
Marshall Mid-Cap Growth Fund             Series A        Indefinite
Marshall Mid-Cap Growth Fund             Series Y        Indefinite
Marshall Money Market Fund               Series A        Indefinite
Marshall Money Market Fund               Series Y        Indefinite
Marshall Money Market Fund               Series I        Indefinite
Marshall Short-Term Income Fund          Series A        Indefinite
Marshall Short-Term Income Fund          Series Y        Indefinite
Marshall Large-Cap Growth & Income Fund  Series A        Indefinite
Marshall Large-Cap Growth & Income Fund  Series Y        Indefinite
Marshall Mid-Cap Value Fund              Series A        Indefinite
Marshall Mid-Cap Value Fund              Series Y        Indefinite
Marshall Short-Term Tax-Free Fund        Series Y        Indefinite
Marshall Intermediate Tax-Free Fund      Series Y        Indefinite
Marshall International Stock Fund        Series A        Indefinite
Marshall International Stock Fund        Series Y        Indefinite
Marshall International Stock Fund        Series I        Indefinite
Marshall Small-Cap Growth Fund           Series A        Indefinite
Marshall Small-Cap Growth Fund           Series Y        Indefinite

     The undersigned Secretary of Marshall Funds, Inc. certifies that the above stated amendment is a true and correct Amendment to the Articles of Incorporation, as adopted by the Directors of the Corporation as of the 24th day of January, 2000, and that shareholder action is not required, all in accordance with Section 180.1002 of the Wisconsin Business Corporation Law.

      WITNESS the due execution hereof this 30th day of July, 2000.

                                    /S/ BROOKE J. BILLICK
                                    ------------------------------
                                    Brooke J. Billick
                                    Secretary

Prepared by:      Brooke J. Billick
            Vice President & Securities Counsel
            Marshall & Ilsley Trust Company
            1000 North Water Street, 13th Floor
            Milwaukee, WI  53202